UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2017

 XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 8.01	Other Events

As previously announced, in the second quarter of 2017, Xylem Inc. (the “Company”) implemented an organizational redesign by moving the Company's Analytics business from its Water Infrastructure business to its Sensus business, which was acquired in the fourth quarter of 2016.  The Company believes that the combination of these businesses will enhance its focus on advanced sensing technologies and will lead to operating efficiencies by integrating the supply chain process, and moving to a leaner, shared operations and functional structure.  Accordingly, the Company's reportable segments have changed. Beginning with the second quarter of 2017, the Company will report the financial position and results of operations of its Analytics and Sensus businesses as one new reportable segment, which is currently referred to as Sensus & Analytics. The Company's Water Infrastructure reportable segment no longer includes the results of the Analytics business. The Company's Applied Water reportable segment remains unchanged.

For information purposes and to provide investors with historical information on a basis consistent with its new reporting structure, the Company has recast certain historical amounts between the Company’s Water Infrastructure and Sensus & Analytics reportable segments. This change has no impact on the Company’s historical consolidated financial position or results of operations.  The recast financial information does not represent a restatement of previously issued financial statements.

Attached as Exhibit 99.1 are schedules containing financial information which has been recast to reflect historical orders, revenue, operating income, adjusted operating income, EBITDA and adjusted EBITDA for each of the Company’s operating segments for the first quarter of 2017, the first, second, third and fourth quarters of 2016 and the years ended December 31, 2016 and 2015. The Company considers certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions, share repurchases and debt repayment. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for operating income or EBITDA as determined in accordance with GAAP.

The information contained in Exhibit 99.1 should be read in conjunction with the Company’s Annual Reports on Form 10-K for the years ended 2016 and 2015 and Quarterly Report on Form 10-Q filed in 2017.

The information furnished pursuant to this Item 8.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Recast segment information of Xylem Inc. (furnished pursuant to Item 8.01)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: July 28, 2017	By:	/s/ E. Mark Rajkowski
E. Mark Rajkowski
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Recast segment information of Xylem Inc. (furnished pursuant to Item 8.01)